Exhibit 99.1

Microbot Medical Partners with Baptist Hospital of Miami to Participate in its Pivotal Human Clinical Trial

Following the Company’s recent FDA approval to commence its pivotal human clinical trial, Baptist Hospital of Miami is the second clinical site to enroll in the trial

BRAINTREE, Mass., July 3, 2024 — Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY® Endovascular Robotic Surgical System, today announces it has received Institutional Review Board approval and signed a Clinical Trial Agreement with Baptist Hospital of Miami, which includes Miami Cardiac & Vascular Institute and Miami Cancer Institute. This is the second announced site that will participate in the clinical trial for Microbot’s LIBERTY as part of its Investigational Device Exemption (“IDE”). The Company had recently announced Brigham and Women’s Hospital as another participating site.

The principal investigator at Baptist Hospital of Miami will be Ripal Gandhi, MD, FSVM. “I am very excited to participate in the trial. I believe this technology has the potential to change how we perform endovascular procedures”, said Dr. Gandhi.

“We believe the interest in the LIBERTY technology is overwhelming, as evident by the fast pace of enrolling and activating leading sites into the pivotal trial since we announced the IDE. We are excited for our partnership with Baptist Hospital of Miami, which is one of the leading hospitals in the United States,” commented Harel Gadot, CEO, President and Chairman of Microbot Medical.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a clinical- stage medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The Investigational LIBERTY® Endovascular Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Endovascular Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of the LIBERTY® Endovascular Robotic Surgical System, the outcome of its studies to evaluate the LIBERTY® Endovascular Robotic Surgical System, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, including whether the Company’s pivotal study in humans is successful, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians and other neighboring countries, any lingering uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

IR@microbotmedical.com